SCHEDULE 14A
Information Required in Proxy Statement

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. )

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NATHAN’S FAMOUS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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NATHAN’S FAMOUS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
SEPTEMBER 9, 2008

To our Stockholders:

The Annual Meeting of Stockholders of NATHAN’S FAMOUS, INC., will be held on Tuesday, September 9, 2008, at the Conference Room on the Lower Level at 1400 Old Country Road, Westbury, New York at 10:00 a.m. At the meeting, you will be asked to vote on:

1.	The election of nine directors to the Board of Directors; and
2.	Any other matters that properly come before the meeting.

If you are a stockholder of record at the close of business on July 16, 2008, you are entitled to vote at the meeting or at any adjournment or postponement of the meeting. This notice and proxy statement are first being mailed to stockholders on or about July 23, 2008.

Please sign, date and return the enclosed proxy as soon as possible so your shares may be voted as you direct.

By Order of the Board of Directors,

Ronald G. DeVos
Secretary

Dated:	Westbury, New York July 23, 2008

NATHAN’S FAMOUS, INC.
1400 Old Country Road
Westbury, New York 11590

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
Tuesday, September 9, 2008

Our annual meeting of stockholders will be held on Tuesday, September 9, 2008, at the Conference Room on the Lower Level at 1400 Old Country Road, Westbury, New York at 10:00 a.m.

Our Board of Directors is soliciting your proxy to vote your shares of common stock at the annual meeting. This proxy statement, which was prepared by our management for the Board, contains information about the matters to be considered at the meeting or any adjournments or postponements of the meeting and is first being sent to stockholders on or about July 23, 2008.

ABOUT THE MEETING

What is being considered at the meeting?

You will be voting for the election of nine directors for a term of one year or until their successors are elected and qualified.

In addition, our management will report on our performance during fiscal 2008 and respond to your questions.

The Board of Directors does not intend to present to the meeting any matters not referred to in the form of proxy. If any proposal not set forth in this proxy statement should be presented for action at the meeting, and is a matter which should come before the meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.

Who is entitled to vote at the meeting?

You may vote if you owned stock as of the close of business on July 16, 2008. Each share of stock is entitled to one vote.

How do I vote?

You can vote in two ways:

1.	By attending the meeting; or
2.	By completing, signing and returning the enclosed proxy card.

Can I change my mind after I vote?

Yes, you may revoke your proxy and change your vote at any time before the polls close at the meeting. You can do this by (1) signing another proxy with a later date and returning it to us prior to the meeting, or (2) voting again at the meeting.

What if I return my proxy card but do not include voting instructions?

Proxies that are signed and returned but do not include voting instructions will be voted FOR the election of the nominee directors.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is American Stock Transfer & Trust Company, 800-937-5449.

Will my shares be voted if I do not provide my proxy?

Yes, if they are held in a brokerage account. Your shares may be voted under certain circumstances if they are held in the name of the brokerage firm. Brokerage firms generally have the authority to vote customers’ unvoted shares, which are called “broker non-votes,” on certain routine matters. Shares represented by broker non-votes will be counted as voted by the brokerage firm in the election of directors. When a brokerage firm votes its customers’ unvoted shares, these shares are also counted for purposes of establishing a quorum.

If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy.

How many votes must be present to hold the meeting?

Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by mail. In order for us to conduct our meeting, a majority of our outstanding shares as of July 16, 2008, must be present at the meeting, in person or by proxy. This is referred to as a quorum. On July 16, 2008, we had 6,031,878 shares issued and outstanding, excluding treasury shares.

What vote is required to approve each of the matters to be considered at the meeting?

Directors are elected by a plurality of the votes cast. “Plurality” means that the nine individuals who receive the highest number of votes will be elected as directors. Abstentions will have no effect on the voting outcome with respect to the election of directors. Broker non-votes will be voted for the election of the director nominees.

Who will count the votes?

Representatives of American Stock Transfer & Trust Company, the transfer agent for our common stock, will tabulate the votes.

PROPOSAL 1 – ELECTION OF DIRECTORS

Our Certificate of Incorporation presently provides for a Board of Directors consisting of not less than three nor more than twenty-seven directors. Directors are elected to a one-year term at each annual meeting of stockholders. Our Board of Directors now consists of nine directors, as set forth below, each of whom has consented to be nominated and to serve if elected.

Name	Age	Principal Occupation	Director Since
Robert J. Eide(1)(2)(3)	55	Chairman and Chief Executive Officer – Aegis Capital Corp.	1987
Eric Gatoff	39	Chief Executive Officer – Nathan’s	2005
Brian S. Genson(1)(2)(3)	59	President – Motorsport Investments	1999
Barry Leistner(1)(2)	57	President and Chief Executive Officer – Koenig Iron Works, Inc.	1989
Howard M. Lorber	59	President and Chief Executive Officer – Vector Group Ltd. Executive Chairman of Nathan’s	1987
Wayne Norbitz	60	President, Chief Operating Officer of Nathan’s	1989
Donald L. Perlyn	65	Executive Vice President – Nathan’s	1999
A. F. Petrocelli(3)	64	President, Chief Executive Officer and Chairman of the Board – United Capital Corp.	1993
Charles Raich(3)	65	Managing Partner – Raich, Ende, Malter & Co., LLP	2004

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating Committee.

Unless you indicate otherwise, shares represented by executed proxies will be voted FOR the election as directors of the persons listed above. If any of them is unavailable, the shares will be voted for a substitute nominee designated by the Board of Directors. We have no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve.

The Board of Directors recommends a vote FOR the directors listed above.

Director Biographies

The following is a brief account of our directors’ business experience:

Robert J. Eide has been the Chairman and Chief Executive Officer of Aegis Capital Corp., a registered broker-dealer, since 1984. Mr. Eide has been a director of Vector Group Ltd., a company engaged through its subsidiaries in the manufacture and sale of cigarettes in the United States and Russia, since November 1993. Mr. Eide also serves as a director of Ladenburg Thalmann Financial Services, Inc., an investment banking and brokerage firm.

Eric Gatoff has been our Chief Executive Officer since January 2007. Prior to becoming our Chief Executive Officer, he was Vice President and Corporate Counsel from October 2003. Prior to joining us, Mr. Gatoff was a partner at Grubman, Indursky & Schindler, P.C., a law firm specializing in intellectual property, media and entertainment law. Mr. Gatoff is a member of the New York State Bar Association and holds a B.B.A. in Finance from George Washington University and a J.D. from Fordham University School of Law.

Brian S. Genson has been President of Motorsport Investments, a company engaged in the motor sport business, since 1990. Mr. Genson has been a director of Ladenburg Thalmann Financial Services, Inc., an investment banking and brokerage firm, since 2004. Mr. Genson was also responsible for introducing Ben and Jerry’s Ice Cream Company to the Japanese market. Mr. Genson previously served as a director of Nathan’s from 1987 to 1989.

Barry Leistner has been President and Chief Executive Officer of Koenig Iron Works, Inc., a company engaged in the fabrication and erection of structural steel, since 1979. Mr. Leistner is also engaged in general construction and real estate development in New York.

Howard M. Lorber has been Executive Chairman of the Board since 2007 and a director since 1987. Mr. Lorber also served as our Chairman of the Board from 1990 through December 2006 and as Chief Executive Officer from 1993 until December 2006. Mr. Lorber has been Chief Executive Officer of Vector Group Ltd., a holding company, since January 2006, President and a director since January 2001 and was Chief Operating Officer from January 2001 until January 2006. Mr. Lorber has been Chairman of the Board of Ladenburg Thalmann Financial Services, Inc., an investment banking and brokerage firm, since May 2001. Mr. Lorber has been a stockholder and registered representative of Aegis Capital Corp., a broker-dealer and member firm of the NASD, since 1984. Mr. Lorber also serves as a director of United Capital Corp., a manufacturing and real estate company, since May 1991. He is also a trustee of Long Island University and Babson College.

Wayne Norbitz has been an employee since 1975 and has been our President since October 1989. He previously held the positions of Director of Operations, Vice President of Operations, Senior Vice President of Operations and Executive Vice President. Prior to joining us, Mr. Norbitz held the position of Director of Operations of Wetson’s Corporation. Mr. Norbitz is also a member of the Board of Directors of the American Heart Association — Long Island Region and the Long Island Community Chest.

Donald L. Perlyn has been an Executive Vice President since September 2000. Prior to our merger with Miami Subs Corporation, Mr. Perlyn was a member of Miami Subs’ board of directors. In July 1998, Mr. Perlyn was appointed President and Chief Operating Officer of Miami Subs and continued to serve in that capacity until our sale of Miami Subs in June 2007. From September 1990 to July 1998, Mr. Perlyn held various other positions at Miami Subs, and between August 1990 and December 1991, he was Senior Vice President of Franchising and Development for QSR, Inc., one of Miami Subs’ predecessors and an affiliate.

A. F. Petrocelli has been the Chairman of the Board, President and Chief Executive Officer of United Capital Corp., a company engaged in the ownership and management of real estate and the manufacture and sale of engineered products, since 1981. He is a director of the Boyar Value Fund, Inc., a public mutual fund, since 1997.

Charles Raich has been the Managing Partner for more than the past five years of Raich, Ende, Malter & Co., LLP, a registered public accounting firm, which he founded in 1972. His early career includes positions at both Lybrand, Ross Brothers and Montgomery and Gruntal & Co. Mr. Raich is a graduate of Hofstra University and is a certified public accountant.

CORPORATE GOVERNANCE

Code of Business Conduct and Ethics

The Board of Directors has adopted a Financial Officer Code of Ethics (as part of the Company’s Code of Business Conduct and Ethics) applicable to our principal executive officer, senior financial officers and other employees. Pursuant to the Financial Officer Code of Ethics, our principal officer and senior financial officers agree to abide by principles governing their professional and ethical conduct. A copy of the Code of Business Conduct and Ethics can be viewed on our website at www.nathansfamous.com.

We intend to satisfy the disclosure requirement under Item 10 of Form 8-K regarding an amendment to, or a waiver from, a provision of our Code of Business Conduct and Ethics that applies to our principal executive officer, principal accounting officer or controller, or persons performing similar functions and that relates to any element of such provision of our Code of Business Conduct and Ethics by posting such information on our website within four business days of the date of such amendment or waiver. In the case of a waiver, the nature of the waiver, the name of the person to whom the waiver was granted and the date of the waiver will also be disclosed.

Director Independence

The Board of Directors has determined that each of Messrs. Eide, Genson, Leistner, Petrocelli and Raich are independent in accordance with Nasdaq rules. To determine independence, the Board of Directors adopted and applied the categorical standards of independence included in NASD Rule 4200(a)(15), which include a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the company.

All of the standing committees of the Board are composed of independent directors. These committees are: the Audit Committee, the Compensation Committee and the Nominating Committee.

Board of Directors and Committee Meetings

There were seven meetings of the Board of Directors during the fiscal year ended March 30, 2008. Other than Mr. Perlyn, each director attended at least 75% of the meetings of the Board of Directors and the committees thereof on which he served.

Audit Committee

For the fiscal year ended March 30, 2008, there were six meetings of the Audit Committee. Each director who was a member of the Audit Committee attended all of the Audit Committee meetings during such fiscal year. Our Audit Committee is involved in discussions with our independent public accountants with respect to the scope and results of our year-end audit, our internal accounting controls and the professional services furnished by the independent auditors to us. Our Audit Committee is also involved in the review of the adequacy and effectiveness of our disclosure controls and procedures and internal controls over financial reporting. See “Audit Committee Report.” A copy of our audit committee charter is available on our website at www.nathansfamous.com.

Compensation Committee

For the fiscal year ended March 30, 2008, there were three meetings of the Compensation Committee. Each of the members of the Compensation Committee attended the meetings. Our Compensation Committee reviews the performance of our executive officers and reviews compensation programs for our officers and key employees, including cash bonus levels and grants under our stock option and incentive plans. See “Compensation Discussion and Analysis.” The Compensation Committee also reviews director compensation. Pursuant to its charter, the Compensation Committee has the ability to delegate its authority to subcommittees, although to date it has not done so. A copy of our compensation committee charter is available on our website at www.nathansfamous.com.

Nominating Committee

For the fiscal year ended March 30, 2008, there was one meeting of the Nominating Committee. Our Nominating Committee is responsible for reviewing suggestions of candidates for director made by directors, stockholders, management and others and for making recommendations to the Board regarding the composition of the Board and nomination of individual candidates for election to the Board. In fulfilling its responsibilities for identifying and evaluating nominees for director, the Nominating Committee takes into account the prior experience of director nominees and its application to their responsibilities as a director of Nathan’s; however, there are no stated minimum qualifications for director nominees. The Nominating Committee will consider nominee recommendations made by stockholders provided that the names of such nominees, accompanied by relevant biographical information, are submitted in accordance with the procedures set forth below under “Stockholder Nominees for Director.” A copy of our nominating committee charter is available on our website at www.nathansfamous.com.

In addition, all of our independent directors met informally in conjunction with each regularly scheduled Board of Directors meeting and also met in a formal executive session once during our fiscal year ended March 30, 2008.

Director Attendance at Annual Meetings

Our Board of Directors encourages director attendance at our Annual Meetings of Stockholders. Other than Messrs. Genson and Leistner, all of the directors attended last year’s Annual Meeting.

Stockholder Nominees for Director

Any stockholder who wants to nominate a candidate for election to the Board must deliver timely notice to our Secretary at our principal executive offices. Pursuant to our by-laws, in order to be timely, the notice must be delivered

•	in the case of an annual meeting, not less than 60 nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders, although if we did not hold an annual meeting or the annual meeting is called for a date that is more than 30 days before or more than 60 days after the anniversary date of the prior year’s annual meeting, the notice must be received not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us; and
•	in the case of a special meeting of stockholders called for the purpose of electing directors, the notice must be received not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting.

The stockholder’s notice to the Secretary must set forth (1) as to each person whom the stockholder proposes to nominate for election as a director (a) his name, age, business address and residence address, (b) his principal occupation and employment, (c) the number of shares of common stock of Nathan’s which are owned beneficially or of record by him and (d) any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (2) as to the stockholder giving the notice (a) his name and record address, (b) the number of shares of Nathan’s common stock which are owned beneficially or of record by him, (c) a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the stockholder, (d) a representation by him that he is a holder of record of stock of Nathan’s entitled to vote at such meeting and that he intends to appear in person or by proxy at the meeting to nominate the person or persons named in his notice and (e) any other information relating to the stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. The notice delivered by a stockholder must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. The stockholder must be a stockholder of record on the date on which he gives the notice described above and on the record date for the determination of stockholders entitled to vote at the meeting.

Policy for Stockholder Communications

Mail can be addressed to Directors in care of the Office of the Secretary, Nathan’s Famous, Inc., 1400 Old Country Road, Suite 400, Westbury, NY 11590. At the direction of the Board of Directors, all mail received will be opened and screened for security purposes. The mail will then be logged in. All mail, other than trivial or obscene items, will be forwarded. Mail addressed to a particular Director will be forwarded or delivered to that Director. Mail addressed to “Outside Directors” or “Non-Management Directors” will be forwarded or delivered to each of the non-employee directors. Mail addressed to the “Board of Directors” will be forwarded or delivered to the Executive Chairman of the Board.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee members whose names appear beneath the Compensation Committee Report were committee members during all of fiscal 2008. No member of the Compensation Committee is or has been a former or current officer or employee of the Company or had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. For the fiscal year ended March 30, 2008, Mr. Lorber, Executive Chairman of Nathan’s, served on the compensation committee of the Board of Directors of United Capital Corp., the chief executive officer of which corporation, A.F. Petrocelli, served as one of the Company’s directors. During the fiscal year ended March 30, 2008, there were no reportable transactions between Mr. Petrocelli and the Company.

Certain Relationships and Related Person Transactions

In July 2007, the Board adopted Related Persons Transaction Policies and Procedures, or the Related Persons Policy, which makes all transactions with related persons subject to approval or ratification by our Audit Committee. The Related Persons Policy provides that the Audit Committee shall review the material facts of all transactions with related persons and either approve or disapprove of the transaction. Under the Related Persons Policy, transactions covered include transactions involving (i) the Company or a subsidiary, (ii) amounts in excess of $120,000 and (iii) a Related Person (a term that includes executive officers, directors, holders of 5% or more of the Company’s stock and immediate family members of the foregoing). The Audit Committee will determine whether the terms of a covered transaction are fair to the Company and no less favorable to the Company than would be generally available absent the relationship with the Related Person, whether there are business reasons for the transaction, whether the transaction impairs the independence of an outside director and whether the transaction is material, among other considerations. Under the Related Person Policy, the Audit Committee has considered and adopted certain standing pre-approvals, including the employment of executive officers on terms approved by the Compensation Committee and the payment of compensation to a director if the compensation is required to be reported in the Company’s proxy statement under Item 402 of Regulation S-K promulgated by the Securities and Exchange Commission. In the event that prior approval is not feasible, the Related Persons Policy provides that a transaction may be ratified by the Audit Committee as soon as reasonably practicable following the date of the transaction.

To identify related party transactions, each year, we require our directors and officers to complete Director and Officer Questionnaires which, among other things, require each of them to identify any transactions with us in which the officer or director or their family members have an interest. In fiscal 2008, Raich, Ende, Malter & Co., LLP, of which Mr. Raich is managing partner, provided tax services resulting in fees of approximately $182,000. The Audit Committee has ratified the transaction, as well as the resulting fees.

SECURITY OWNERSHIP

The following table sets forth as of July 16, 2008, certain information with regard to beneficial ownership of our common stock by (i) each beneficial owner of more than 5% of our common stock, based solely on filings made with the Securities and Exchange Commission; (ii) each director and executive officer named in the “Summary Compensation Table” and “Director Compensation Table” below; and (iii) all of our executive officers and directors as a group. Unless otherwise indicated, in the case of individuals, beneficial ownership represents sole voting and investment power.

Name and Address(1)	Common Stock Beneficially Owned	Percent of Class
Steel Partners II, L.P.	1,018,200	16.9%
Prime Logic Capital, LLC	606,143	10.0%
Quest Equities Corp.	360,000	6.0%
Howard M. Lorber(2)	966,600	15.4%
Wayne Norbitz(3)	191,000	3.1%
Robert J. Eide(4)	81,053	1.3%
Barry Leistner(5)	6,000	*
A. F. Petrocelli(6)	127,000	2.1%
Donald L. Perlyn(7)	195,558	3.1%
Brian S. Genson(8)	36,634	*
Charles Raich(9)	11,510	*
Ronald G. DeVos(10)	60,300	*
Eric Gatoff(11)	31,000	*
Directors and officers as a group (12 persons)(12)	1,678,965	24.7%

*	Less than 1%
(1)	The addresses of the individuals and entities in this table are: Steel Partners II, L.P., 590 Madison Avenue, 32nd Floor, New York, New York 10022; Prime Logic Capital, LLC, 135 East 57th Street, 11th Floor, New York, New York 10022; Quest Equities Corp., 8 Old Canal Crossing, Farmington, Connecticut 06032; Robert J. Eide, 810 Seventh Avenue, New York, New York 10019; Howard M. Lorber, 8061 Fisher Island, Miami, Florida 33109; Barry Leistner, 223 West 19th Street, New York, New York 10011; Brian S. Genson, 100 Crystal Court, Hewlett, New York 11557; Donald L. Perlyn, 6300 N.W. 31st Avenue, Fort Lauderdale, Florida 33309; A. F. Petrocelli, 9 Park Place, Suite 401, Great Neck, New York 11021; Charles Raich, 90 Merrick Avenue, East Meadow, New York 11554; and Wayne Norbitz, Ronald G. DeVos and Eric Gatoff, 1400 Old Country Road, Suite 400, Westbury, New York 11590.
(2)	Includes options exercisable within 60 days to purchase an aggregate of 260,000 shares. Also includes 75,000 shares owned by the Howard M. Lorber Irrevocable Trust, as to which Mr. Lorber disclaims beneficial ownership. Includes 147,500 shares pledged as collateral to secure certain personal indebtedness including under a personal margin account.
(3)	Includes options exercisable within 60 days to purchase 90,000 shares. Includes 3,000 shares held in the estates of Mr. Norbitz’s parents, for which he serves as executor.
(4)	Includes options exercisable within 60 days to purchase 6,000 shares and 75,000 shares owned by the Howard M. Lorber Irrevocable Trust, for which Mr. Eide is trustee. Includes 53 shares pledged as collateral to secure certain personal indebtedness under a personal margin account.
(5)	Consists of options exercisable within 60 days to purchase 6,000 shares.
(6)	Includes options exercisable within 60 days to purchase 36,000 shares. Includes 48,500 shares owned by United Capital Corp., as to which Mr. Petrocelli disclaims beneficial ownership.
(7)	Consists of options exercisable within 60 days to purchase 195,558 shares.
(8)	Includes options exercisable within 60 days to purchase 33,500 shares. Includes 1,567 shares owned by each of Jonathan Genson and Melissa Genson.

(9)	Includes 5,510 shares owned by Raich, Ende, Malter & Co., LLP, of which Mr. Raich is managing partner. Includes options exercisable within 60 days to purchase 6,000 shares.
(10)	Includes options exercisable within 60 days to purchase 51,000 shares.
(11)	Consists of options exercisable within 60 days to purchase 31,000 shares.
(12)	Includes 924,157 shares beneficially owned by Messrs. Eide, Genson, Lorber, Perlyn, Petrocelli, Raich, Leistner, Norbitz, DeVos, Schedler, Gatoff and Watts after elimination of shares as to which beneficial ownership is shared by more than one member of this group (see notes 2 and 4, above), and 754,808 shares subject to stock options exercisable within 60 days.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities to file report of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NASD. These officers, directors and greater than ten percent beneficial owners are required by SEC regulation to furnish us with copies of all Forms 3, 4 and 5 they file with the SEC and NASD.

Based solely on our review of the copies of the forms we have received, we believe that all our executive officers, directors and greater than ten percent beneficial owners complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal year 2008.

AUDIT AND RELATED FEES

Principal Accountant Fees and Services

The following table presents fees for professional audit services and other services rendered by Grant Thornton LLP in fiscal 2008 and 2007:

	2008	2007
Audit Fees(1)	$352,000	$209,000
Audit-Related Fees(2)	0	0
Tax Fees(3)	0	0
All Other Fees(4)	0	0

(1)	Audit fees represent fees billed and expected for professional services rendered in connection with:
(a) audits and reviews of the fiscal 2008 and 2007 Nathan’s Famous, Inc. consolidated financial statements, in accordance with standards of the PCAOB; (b) consultations on accounting matters reflected in the financial statements; and (c) attestation services with respect to securities offerings and SEC filings.
(2)	Grant Thornton did not render any audit-related services in fiscal 2008 or fiscal 2007.
(3)	Grant Thornton did not render any tax compliance, tax advice or tax planning services in fiscal 2008 or fiscal 2007.
(4)	Grant Thornton did not render any other services in fiscal 2008 or fiscal 2007.

Audit Committee Pre-Approval:

The Audit Committee has pre-approved all audit services and permitted non-audit services provided by the independent registered public accounting firm, and the compensation, fees and terms for such services. The Committee also has determined not to adopt any blanket pre-approval policy but instead to require that the Committee pre-approve the compensation and terms of service for audit services provided by the independent registered public accounting firm and any changes in terms and compensation resulting from changes in audit scope, company structure or other matters. The Committee has also determined to require pre-approval by the Audit Committee or its Chairman of the compensation and terms of service for any permitted non-audit services provided by the independent registered public accounting firm.

AUDIT COMMITTEE REPORT

As required by its written charter, which sets forth its responsibilities and duties, the Audit Committee reviewed and discussed the audited financial statements with Nathan’s management and discussed with Grant Thornton LLP, Nathan’s’ independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

The Audit Committee has received from Grant Thornton the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee has discussed with Grant Thornton that firm’s independence. The Audit Committee has also reviewed and discussed the fees paid to Grant Thornton during the last fiscal year for audit services, which are set forth above under “Audit and Related Fees”.

Based upon these discussions with management and the independent registered public accounting firm, the Audit Committee recommended to Nathan’s’ Board of Directors that the audited consolidated financial statements for Nathan’s be included in Nathan’s Annual Report on Form 10-K for the fiscal year ended March 30, 2008, for filing with the Securities and Exchange Commission.

The Audit Committee:

Robert J. Eide, Chairman
Barry Leistner
Brian S. Genson

Independence of Audit Committee

We have an Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. Our Audit Committee consists of Robert J. Eide (Chairman), Barry Leistner and Brian S. Genson, each of whom is independent, as defined by Rule 4200(a)(15) of the NASD listing standards.

Audit Committee Financial Expert

We currently do not have an “audit committee financial expert.” Nevertheless, the Audit Committee has available to it the financial education and experience of Charles Raich, an independent director under NASD listing standards, to perform the functions of an audit committee financial expert. Mr. Raich has the financial education and experience necessary to qualify as an “audit committee financial expert”; however, Mr. Raich is ineligible to serve on the Audit Committee because, as the managing partner of Raich, Ende, Malter & Co., LLP, an independent public accounting firm which received fees from Nathan’s in respect of tax services (an aggregate $182,000 in fiscal 2008), Mr. Raich is deemed to receive indirect compensation from Nathan’s and is therefore not “independent” for the purposes of Securities Exchange Act Rule 10A-3.

MANAGEMENT

Officers of the Company

Our executive officers are:

Name	Age	Position with the Company
Eric Gatoff	39	Chief Executive Officer
Ronald G. DeVos	53	Vice President-Finance, Chief Financial Officer and Secretary
Howard M. Lorber	59	Executive Chairman of the Board
Wayne Norbitz	60	President and Chief Operating Officer
Donald L. Perlyn	65	Executive Vice President
Donald P. Schedler	55	Vice President-Development, Architecture and Construction
Randy K. Watts	52	Vice President-Franchise Operations

Ronald G. DeVos joined us as Vice President-Finance and Chief Financial Officer in January 1995 and became Secretary in April 1995. Prior to January 1995, he was Controller of a large Wendy’s franchisee, from June 1993 to December 1994. Mr. DeVos was Vice President-Controller of Paragon Steakhouse Restaurants, Inc., a wholly owned subsidiary of Kyotaru Company Ltd., from May 1989 to October 1992, and Controller of Paragon Restaurant Group, Inc., and its predecessors, from October 1984 to May 1989. Mr. DeVos holds an M.B.A. from St. John’s University and a B.A. from Queens College.

Donald P. Schedler has been Vice President-Development, Architecture and Construction since January 2005. Mr. Schedler initially joined us in March 1989 as Director of Architecture and Construction and was made Vice President-Architecture and Construction in February 1991 before being promoted to his current position. Prior to March 1989, he was a Director of Construction for The Riese Organization, restauranteurs, from January 1988 to February 1989 and an Associate and Project Architect with Frank Guillot Architects, Ltd. from June 1985 to January 1988. Mr. Schedler is a registered architect in the states of Vermont and New York, and holds a B.A. degree in economics from Susquehanna University and a M.A. degree in architecture from Syracuse University.

Randy K. Watts was appointed Vice President of Franchise Operations in June, 2004. Mr. Watts initially joined us as a District Manager in May of 1993, was promoted to Director of Franchise Operations in September of 1997, and was made Senior Director of Franchise Operations in January of 2000 before being promoted to his current position. Prior to 1993, Mr. Watts was Regional Food Service Manager for McCrory Stores, where he worked from 1975-1993.

For the biographies of Messrs. Gatoff, Lorber, Norbitz and Perlyn, please see “Proposal 1 — Election of Directors – Director Biographies.”

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Compensation Program Objectives and Overview

The Company’s current executive compensation programs are intended to achieve three fundamental objectives: (1) attract and retain qualified executives; (2) motivate performance to achieve specific short and long-term strategic and operating objectives of Nathan’s; and (3) align executives’ interests with the long-term interests of Nathan’s’ stockholders. As described in more detail below, the material elements of our current executive compensation program for our principal executive officer, principal financial officer and the other most highly compensated executive officers included in the Summary Compensation Table below (“Named Officers”) include a base salary, an annual bonus opportunity, perquisites and retirement benefits. In addition, for certain Named Officers our compensation program also includes severance protection for certain actual or constructive terminations of employment and other post-termination benefits payable upon retirement, death or disability.

We believe that each element of our executive compensation program helps us to achieve one or more of our compensation objectives. The table below lists each material element of our executive compensation program and the compensation objective or objectives that it is designed to achieve.

Compensation	Objectives Attempted to Be Achieved
Base Salary	• Attract and retain qualified executives
Bonus Compensation	• Motivate performance to achieve specific strategies and operating objectives
• Attract and retain qualified executives
Perquisites and Personal Benefits	• Attract and retain qualified executives
Equity-Based Compensation (stock options; restricted stock)	• Attract and retain qualified management personnel and other key employees
• Motivate performance to achieve specific strategies and operating objectives
• Align Named Officers’ long-term interests with stockholders’ long-term interests
Retirement Benefits (e.g., 401(k))	• Attract and retain qualified executives
Severance and Other Benefits Upon Termination	• Attract and retain qualified executives
of Employment	• Motivate performance to achieve specific strategies and operating objectives

As indicated in the table above, base salaries, perquisites and personal benefits, retirement benefits and severance and other termination benefits are all primarily intended to attract and retain qualified executives. These are the elements of our current executive compensation program where the value of the benefit in any given year is not dependent on performance (although base salary amounts and benefits determined by reference to base salary may increase from year to year depending on cost-of-living or performance, among other things). We believe that in order to attract and retain top-caliber executives, we need to provide executives with predictable benefit amounts that reward the executive’s continued service. Some of the elements, such as base salaries and perquisites and personal benefits, are generally paid out on a short-term or current basis. The other elements are generally paid out on a longer-term basis, such as upon retirement or other termination of employment. We believe that this mix of long-term and short-term elements allows us to achieve our dual goals of attracting and retaining executives (with the longer-term benefits geared toward retention and the short-term awards focused on recruitment).

Annual bonuses payable to our Named Officers are intended to motivate their performance to increase net income and achieve specific strategies and operating objectives. We believe the bonuses paid to our Named Officers, under their respective employment agreements and otherwise, also help us to attract and retain executives. Each executive’s annual bonus is paid out on an annual short-term basis and is designed to reward performance for that period, taking into consideration historical performance and whether or not the executive has taken steps in that period to achieve the Company’s long-term strategies and operating objectives, including objectives that may not be realized until succeeding fiscal periods.

Our equity-based compensation is primarily intended to align our executives’ long-term interests with stockholders’ long-term interests; additionally, we believe they help motivate performance and help us attract and retain executives. These are the elements of our current executive compensation program that are designed to reward performance and the creation of stockholder value, and therefore the value of these benefits is dependent on performance. Equity-based compensation is not necessarily awarded each year. Equity-based compensation is generally paid out or earned on a longer-term basis than cash compensation and is designed to reward prior performance, as well as performance over the term of the award.

The Compensation Committee’s general philosophy is that bonus and equity compensation should be consistent with sound corporate governance principles, as well as competitive compensation practices. The Compensation Committee believes incentive compensation fluctuates with the Company’s success in achieving financial and other goals, and that Nathan’s should continue to use long-term compensation such as periodic grants of stock options and restricted stock to align stockholder and executives’ interests.

The Compensation Committee previously retained GK Partners, a compensation consulting firm, to advise it with respect to the compensation of certain of its executive officers. The Compensation Committee expects to continue to retain outside executive compensation consulting firms (which historically have provided no other services to the Company) to provide general compensation expertise. The Committee has not engaged in benchmarking in establishing the compensation payable to its executive officers in part because the Company’s business model has evolved to become more entrepreneurial and is no longer that of a traditional restaurant and franchise business. A large portion of the Company’s revenue and operating profit is generated by its Branded Product, Frank and Fry and retail licensing programs. Consequently, the Compensation Committee does not believe that traditional restaurant and franchise companies are actual peers for the purpose of performing a benchmark analysis. Nevertheless, although the Compensation Committee did not engage in benchmarking in establishing the compensation payable to the Named Officers in carrying out its responsibilities, in fiscal 2007, the Compensation Committee sought the advice of GK Partners regarding the compensation of Eric Gatoff and Howard Lorber, both of whom entered into employment agreements on December 15, 2006, effective January 1, 2007. In establishing the base salary to be paid to Mr. Gatoff pursuant to his employment agreement, the Compensation Committee relied on the consulting firm’s opinion that Mr. Gatoff’s compensation and benefits arrangements, as set forth in his employment agreement, are within the range of Chief Executive Officer compensation, benefit and perquisite practices currently found in other public companies. In establishing the base salary to be paid to Mr. Lorber pursuant to his employment agreement, the Compensation Committee relied on the consulting firm’s opinion that Mr. Lorber’s compensation and benefits arrangements, as set forth in his employment agreement, are within the range of executive compensation, benefit and perquisite practices currently found in other public companies. The Compensation Committee then determined the amount of the short-term components of our executive compensation program for the other Named Officers by rationalizing the compensation payable to the other Named Officers with that payable to Messrs. Gatoff and Lorber and taking into consideration that the base salary for certain Named Officers is established by contract.

Current Executive Compensation Program Elements

We currently have employment agreements in place for four of our named executive officers — Eric Gatoff, Howard M. Lorber, Wayne Norbitz and Donald L. Perlyn — each of which is described in further detail below in the context of this section. There is no employment agreement in effect for Ronald G. DeVos.

Eric Gatoff. On December 15, 2006, the Company entered into an employment agreement with Eric Gatoff pursuant to which Mr. Gatoff was appointed as Chief Executive Officer effective January 1, 2007. Under the terms of the agreement, Mr. Gatoff has agreed to serve as Chief Executive Officer effective from January 1, 2007, until December 31, 2008, which period shall extend for additional one-year periods unless either party delivers notice of non-renewal no less than 180 days prior to the end of the term then in effect. No such non-renewal notice has been delivered to date. Consequently, Mr. Gatoff’s employment agreement is scheduled to expire on December 31, 2009.

Howard M. Lorber. On December 15, 2006, the Company entered into an employment agreement with Howard M. Lorber pursuant to which Mr. Lorber was appointed as Executive Chairman of the Board of the Company effective January 1, 2007 through December 31, 2012. The agreement superseded Mr. Lorber’s previous employment agreement.

Wayne Norbitz. In December 1992, we entered into an employment agreement with Wayne Norbitz, for a term expiring on December 31, 1996. The employment agreement was extended through December 31, 1997, on the original terms and automatically renews for successive one-year periods, unless 180 days’ prior written notice is delivered to Mr. Norbitz. No such non-extension notice has been delivered to date. Consequently, Mr. Norbitz’ employment agreement is scheduled to expire December 31, 2009.

Donald L. Perlyn. On November 16, 2007, the Company and Mr. Perlyn entered into an employment agreement for a term expiring on September 30, 2008. The term of the agreement automatically extends for successive one year periods unless 180 days’ prior written notice is delivered by one party to the other. No such non-extension notice has been delivered to date. Consequently, Mr. Perlyn’s employment agreement is scheduled to expire on September 30, 2009. The terms of the agreement are the same as the prior agreement between Mr. Perlyn and Miami Subs, which was entered into on September 30, 1999 in connection with our acquisition of Miami Subs.

Base Salaries

Like most companies, Nathan’s’ policy is to pay our executives’ base salaries in cash.

For the four Named Officers with employment agreements, base salaries are determined in accordance with the terms of such agreements. The base salaries reflected in the employment agreements for Messrs. Gatoff and Lorber were established by the Compensation Committee in consultation with the Company’s outside compensation consulting firm. The base salary initially payable to each of Messrs. Norbitz and Perlyn pursuant to his respective employment agreement was the product of arms-length negotiations at the time his employment commenced, which base salaries have been increased by the Compensation Committee in consultation with our Executive Chairman (who previously served as our Chairman and Chief Executive Officer). The base salary of Mr. DeVos is determined annually by the Compensation Committee in consultation with our Executive Chairman, taking into consideration his role and responsibility within our Company, as well as his experience and prior performance. In addition, the base salaries of all of our Named Officers are reviewed annually by the Compensation Committee, which may make adjustments for cost-of-living increases.

The base salary that was paid to each Named Officer in fiscal 2008 is the amount reported for such officer in the designated column of the Summary Compensation Table.

Annual Bonuses

Nathan’s policy is to pay any annual bonuses to the Named Officers in cash.

Each of the Named Officers is eligible to receive a bonus, as determined by the Compensation Committee. Other than the bonus payable to Mr. Gatoff pursuant to the terms of his employment agreement (described below), the payment and amount of any such bonus is discretionary and is based on a determination of the Compensation Committee following a review of our performance during the relevant fiscal year, taking into consideration historical performance and whether or not the executive has taken steps designed to enable Nathan’s to achieve strategic planning objectives, including objectives that may not be realized until succeeding fiscal periods. In making its determination, our Compensation Committee considers the recommendation of our Executive Chairman and our Chief Executive Officer, as well as any factors that are deemed to be appropriate, including the achievement of individual targets.

Pursuant to Mr. Gatoff’s employment agreement, the amount of his bonus may equal 100% of his base salary and is dependent upon Nathan’s’ achievement of performance goals established and agreed to by the Compensation Committee and Mr. Gatoff for each fiscal year during the employment term; provided that the bonus payable to Mr. Gatoff for the fiscal year ended March 25, 2007, was determined by the Compensation Committee in its discretion, based on Mr. Gatoff’s status as Vice President and Corporate Counsel through December 31, 2006, and provided, further, that Mr. Gatoff is entitled to a minimum bonus of 50% of his base salary for the first two years of the employment agreement.

Mr. Lorber’s current employment agreement does not provide for a contractually-required bonus other than entitlement to receive a pro-rata portion of the bonus payable for fiscal 2007 under his previous agreement. Nevertheless, since Mr. Lorber is eligible for participation in the Company’s executive bonus program, the Compensation Committee may award bonuses to Mr. Lorber from time to time as it deems appropriate.

Perquisites

In addition to base salaries and annual bonus opportunities, Nathan’s provides the Named Officers with certain perquisites and personal benefits. We believe that certain perquisites and personal benefits are often a tax-advantaged way to provide the Named Officers with additional annual compensation that supplements their base salaries and bonus opportunities. When determining each Named Officer’s base salary, either by contract or otherwise, we take into consideration the value of each Named Officer’s perquisites and personal benefits.

The perquisites and personal benefits paid to each Named Officer in fiscal 2008 are reported in the “All Other Compensation” column of the Summary Compensation Table below, and are further described in the “All Other Compensation” table following the Summary Compensation Table.

Equity-Based Compensation

Nathan’s’ policy is that the Named Officers’ long-term compensation should be linked to the value provided to stockholders of Nathan’s common stock. Accordingly, the Compensation Committee has periodically granted equity awards under Nathan’s stock incentive and stock option plans. Grants of equity awards are designed to reward our executives for assisting the Company in achieving its long-term objectives and link an increase in stockholder value to compensation.

An aggregate 168,500 shares are available for grants of options and 2,500 shares are available for grants of options or restricted stock under the Nathan’s 2001 Stock Option Plan and 2002 Stock Incentive Plan, respectively. Restricted stock will be subject to such restrictions as the Compensation Committee may impose; provided that the term of the restriction cannot be less than one year unless otherwise determined by the Compensation Committee. Historically, the term of each option generally has been ten years, however, the 2001 Stock Option Plan has been amended to provide that future option grants will have a term of no more than five years. The term of an option is determined at the time of grant. The purchase price of the shares of common stock subject to each option granted is not less than 100% of the fair market value of our common stock at the date of grant.

All of our stock plans provide that the Compensation Committee may adjust the number of shares under outstanding awards and for which future awards may be granted in the event of reorganization, stock split, reverse split, stock dividend, exchange or combination of shares, merger or any other change in capitalization. The participants in these plans are officers, directors and employees of, or consultants to, Nathan’s and its subsidiaries or affiliates, except that only non-employee directors received grants under the Outside Director Plan, which has now expired and under which no options remain outstanding. In reviewing the form of stock compensation (i.e., stock options v. restricted stock) granted to any or all eligible employee(s), the Compensation Committee has historically considered a variety of important administrative and technical factors, including, but not limited to: (1) the overall availability of shares under the stock compensation plan; (2) the additional shareholder dilution effects of shares granted under the plan; (3) the number of stock options and restricted shares currently outstanding under the current plan and all previous plans (individually and in the aggregate); (4) the number of options or restricted shares previously vested and/or exercised (individually and in the aggregate); (5) the overall compensation expense and current accounting impact to Nathan’s of any past or future grants; and (6) the applicable Company and employee tax implications of any such grant. When considering whether or not to make an equity grant, the Compensation Committee considers each Named Officer’s responsibilities, his performance during the prior year, his expected future contribution to Nathan’s’ performance and, for certain Named Officers, competitive data on grant values at comparable companies.

During fiscal 2008, the Compensation Committee made no awards to employees of restricted stock, including the Named Officers, and awarded to employees options to purchase 60,000 shares of common stock, consisting of a grant to Mr. Gatoff, a Named Officer, in connection with his appointment as Chief Executive Officer. The Compensation Committee believes that the use of these awards encourages executives to continue to use their best professional skills and to remain in Nathan’s’ employ.

The following table sets forth information regarding our equity plans and other outstanding convertible securities as of July 16, 2008:

Name of Plan	Shares Issuable for Exercisable Convertible Securities	Average Exercise Prices of Outstanding Convertible Securities	Shares Issuable Under Options Available for Grant
1992 Stock Option Plan (expired December 2002)	48,250	$3.2584	—
1998 Stock Option Plan	350,000	$3.3438	—
2001 Stock Option Plan	244,000	$10.2947	168,500
2002 Stock Incentive Plan	247,500	$11.5729	2,500
Miami Subs Employee Options	262,558	$3.1875	—

Retirement Benefits and Deferred Compensation Opportunities

401(k) Savings Plan

We sponsor a retirement plan intended to be qualified under Section 401(k) of the Internal Revenue Code of 1986. All non-union employees over age 21 who have been employed by us for at least one year are eligible to participate in the plan. Employees may contribute to the plan on a tax deferred basis up to 20% of their total annual salary, but in no event more than the maximum permitted by the Internal Revenue Code ($20,500 in calendar 2008, including $5,000 catch-up contributions for employees 50 and over). Company contributions are discretionary. For the plan year ended December 31, 2007, we elected to make matching contributions at the rate of $.25 per dollar contributed by each employee vesting at the cumulative rate of 20% per year of service starting one year after commencement of service and, accordingly, after six years of an employee’s service with us, matching contributions are fully vested. As of March 30, 2008, approximately 51 employees had elected to participate in the plan. For the fiscal year ended March 30, 2008, we contributed approximately $29,000 to the 401(k) plan, of which $1,684 was a matching contribution for Mr. Norbitz and $1,571 was a matching contribution for Mr. DeVos.

Deferred compensation is a tax-advantaged means of providing the Named Officers with additional compensation that supplements their base salaries and bonus opportunities.

Severance and Other Benefits Upon Termination of Employment

The Company’s policy is to provide certain Named Officers with certain payments in the event of the termination of their employment prior to the end of their current employment term due to death, disability or other than “for cause” (as defined in their respective employment agreements). Nathan’s selected such events because they are standard termination triggers in employment contracts. Nathan’s determined that its failure to provide such standard termination provisions would adversely affect its ability to achieve its compensation objectives.

Please see the “Potential Payments Upon Termination or Change in Control” section below for a description of the potential payments that may be made to the Named Officers in connection with their termination of employment on a change in control.

Stock Ownership Guidelines

The Company does not have formal guidelines for Nathan’s stock ownership by officers and directors.

Section 162(m) Policy

Section 162(m) of the Internal Revenue Code limits the deductibility by Nathan’s of cash compensation in excess of $1 million paid to the Chief Executive Officer and the four highest compensated executive officers during any taxable year, unless such compensation meets certain requirements. Base compensation paid to executive officers for fiscal 2008 were within the $1 million Section 162(m) threshold and should, therefore, also be deductible by Nathan’s. Stock incentives granted under Nathan’s’ existing plans are intended to comply with the rules under Section 162(m) for treatment as performance-based compensation. However, as a result of Mr. Lorber’s exercise in fiscal 2008 of a common stock warrant for 150,000 shares, Mr. Lorber exceeded the $1 million Section 162(m) threshold. Consequently, compensation of $1,606,560 in excess of that threshold will not be deductible. Except for Mr. Lorber, Nathan’s should be allowed to deduct compensation related to options granted under each of its stock incentive plans and the formula portion of the cash bonuses.

Compensation Committee Report

The Nathan’s Compensation Committee has certain duties and powers as described in its charter. The Compensation Committee is currently composed of the non-employee directors named at the end of this report each of whom is independent as defined by the NASD Rule 4200(a)(15). The Compensation Committee has reviewed and discussed with management the disclosures contained in this Compensation Discussion and Analysis. Based upon this review and our discussions, the Nathan’s Compensation Committee recommended to its Board of Directors that the Compensation Discussion and Analysis section be included in this Annual Proxy Statement and incorporated by reference into the Nathan’s Annual Report on Form 10-K.

Compensation Committee of
the Board of Directors

Robert J. Eide, Chairman
Brian S. Genson
Barry Leistner

SEC filings sometimes “incorporate information by reference.” This means the Company is referring you to information that has previously been filed with the SEC, and that this information should be considered as part of the filing you are reading. However, unless the Company specifically states otherwise in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof, this Compensation Committee Report shall not constitute soliciting material, shall not be deemed to be incorporated by reference or otherwise be considered filed under the Securities Act or the Securities Exchange Act, irrespective of any general incorporation language in any such filing.

Compensation of Named Officers

The Summary Compensation Table should be read in connection with the tables and narrative descriptions that follow. The Outstanding Equity Awards at Fiscal Year End and Option Exercises and Stock Vested tables provide further information on the Named Officers’ potential realizable value and actual value realized with respect to their equity awards.

As set forth on the following tables, 2007 compensation for Mr. Gatoff reflects his employment with the Company as Vice President and Corporate Counsel until December 31, 2006 and continuing as Chief Executive Officer effective January 1, 2007. Similarly, 2007 compensation for Mr. Lorber reflects his employment with the Company as Chief Executive Officer until December 31, 2006 and continuing as Executive Chairman of the Board effective January 1, 2007.

The discussion of the potential payments due upon a termination of employment or change in control, below, is intended to further explain the potential future payments that are, or may become, payable to our Named Officers.

Other than the 401(k) Savings Plan, the Company has not established a plan that provides for payments or other benefits at, following or in connection with the retirement of any employees.

2008 Summary Compensation Table

Name and Principal Position	Fiscal Year(1)	Salary ($)(1)	Bonus ($)	Restricted Stock Award(s) ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Eric Gatoff Chief Executive Officer	2008	$229,327	$210,000	—	$63,889	—		—	$34,315	$537,531
	2007	$187,500	$135,000	—	$23,244	—		—	$30,289	$376,033
	2006	$175,000	$85,000	—	—	—		—	$816	$260,816
Ronald G. DeVos Vice President- Finance and Chief Financial Officer	2008	$165,880	$70,000	—	$21,491	—		—	$30,331	$287,702
	2007	$162,750	$65,000	—	$28,921	—		—	$28,187	$284,858
	2006	$162,750	$60,000	—	—	—		—	$2,310	$225,060
Howard M. Lorber Executive Chairman of the Board	2008	$407,692	—	—	$30,843	—		—	$15,754	$454,289
	2007	$287,500	—	—	$24,319	$154,732	(4)	—	$15,816	$482,367
	2006	$250,000	—	—	—	$230,921	(4)	—	$816	$481,737
Wayne Norbitz President and Chief Operating Officer	2008	$294,303	$165,000	—	$36,814	—		—	$49,003	$545,120
	2007	$288,750	$150,000	—	$52,979	—		—	$46,228	$537,957
	2006	$288,750	$175,000	—	—	—		—	$14,978	$478,728
Donald L. Perlyn Executive Vice President	2008	$214,035	$50,000	—	$28,655	—		—	$32,452	$325,145
	2007	$210,000	$75,000	—	$38,582	—		—	$29,903	$353,465
	2006	$210,000	$100,000	—	—	—		—	$5,757	$315,757

(1)	Our fiscal year ends on the last Sunday in March, which results in a 52 or 53-week year. The fiscal year ended March 30, 2008 is on the basis of a 53-week reporting period whereas March 25, 2007 and March 26, 2006, are on the basis of a 52-week reporting period. Salaries reflect the number of weeks in the reporting period.
(2)	The amounts set forth in this column reflect the dollar amounts recognized for financial statement reporting purposes for each of the Named Officers during fiscal year 2008, in accordance with FAS 123(R), and thus may include amounts from awards granted in prior years. The amounts shown exclude the impact of estimated forfeitures related to service based vesting conditions. Assumptions used in the calculation of these amounts are included in Notes B and K to the Company’s audited financial statements for the fiscal year ended March 30, 2008 included in the Company’s Annual Report on Form 10-K filed with the SEC on June 12, 2008.

(3)	The amounts set forth in this column represent the dollar amount of compensation paid or accrued in fiscal year 2008 by each of our Named Officers which is not reported in any of the columns of this Summary Compensation Table to the left of this column. Please see the All Other Compensation Table below for a more detailed explanation of the compensation earned by each Named Officer which comprises the aggregate amounts disclosed in this column.
(4)	Paid to Mr. Lorber pursuant to the bonus provision of his previous employment agreement, which was superseded by his current agreement effective January 1, 2007.

All Other Compensation Table

Name	Company Matched 401(k) Contributions ($)(1)	Insurance Premiums ($)(2)	Mobile Telephone Payments ($)	Auto Allowance/ Expense Reimbursement ($)	Total All Other Compensation ($)
Eric Gatoff	$0	$12,615	$2,177	$19,523	$34,315
Ronald G. DeVos	$1,571	$12,615	$806	$15,339	$30,331
Howard M. Lorber	$0	$754	$0	$15,000	$15,754
Wayne Norbitz	$1,684	$26,272	$2,343	$18,704	$49,003
Donald L. Perlyn	$0	$16,533	$2,511	$13,408	$32,452

(1)	The amounts set forth in this column represent the dollar amount of Company contributions to each Named Officer under our 401(k) Plan in fiscal year 2008. Additional information regarding our 401(k) Plan is set forth in the “Compensation Discussion and Analysis” section of this Proxy Statement.
(2)	The amounts in this column represent Company contributions for premiums for group life, medical, dental, and long-term disability insurance for each of the Named Officers during fiscal year 2008.

The following table represents stock options granted to the Named Officers during the fiscal year ended March 30, 2008.

2008 Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
		Threshold ($)	Target ($)	Maximum ($)
Eric Gatoff Chief Executive Officer	9/17/07	$112,500	$168,750	$225,000	60,000	$17.43	$349,620
Ronald G. DeVos Vice President – Finance and Chief Financial Officer	—	—	—	—	—	—	—
Howard M. Lorber Executive Chairman of the Board	—	—	—	—	—	—	—
Wayne Norbitz President and Chief Operating Officer	—	—	—	—	—	—	—
Donald L. Perlyn Executive Vice President	—	—	—	—	—	—	—

2008 Outstanding Equity Awards at Fiscal Year-End

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Eric Gatoff Chief Executive Officer	25,000	—	$4.3800	10/20/2013	—	—
	6,000	9,000	$13.0800	06/13/2016	—	—
	—	60,000	$17.4300	09/16/2012
Ronald G. DeVos Vice President-Finance and Chief Financial Officer	30,000	—	$3.3438	10/28/2009	—	—
	15,000	—	$5.6200	06/14/2014	—	—
	6,000	9,000	$13.0800	06/13/2016	—	—
Howard M. Lorber Executive Chairman of the Board	250,0000	—	$3.3438	10/28/2009	—	—
	10,000	15,000	$13.0800	06/13/2016	—	—
					10,000	$135,700
Wayne Norbitz President and Chief Operating Officer	50,000	—	$3.3438	10/28/2009	—	—
	30,000	—	$5.6200	06/14/2014	—	—
	10,000	15,000	$13.0800	06/13/2016	—	—
Donald L. Perlyn Executive Vice President	167,558	—	$3.1875	09/30/2009	—	—
	20,000	—	$5.6200	06/14/2014	—	—
	8,000	12,000	$13.0800	06/13/2016	—	—

(1)	The expiration date of all option awards is either five or ten years from the date of their respective grants.
(2)	The amount set forth in this column represents the value of shares that have not vested calculated by multiplying the number of shares set forth in the column immediately to the left of this column by the closing price of our common stock on March 30, 2008, which was $13.57.

2008 Option Exercises and Stock Vested

	Options Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Eric Gatoff Chief Executive Officer	—	—	—	—
Ronald G. DeVos Vice President-Finance and Chief Financial Officer	—	—	—	—
Howard M. Lorber Executive Chairman of the Board	150,000	$2,149,560	—	—
			10,000	$164,500
Wayne Norbitz President and Chief Operating Officer	25,000	$312,487	—	—
Donald L. Perlyn Executive Vice President	25,000	$370,715	—	—

(1)	The amounts set forth in this column represent the aggregate value realized during the fiscal year, which is determined by subtracting the exercise price of the options referenced in the column immediately to the left of this column from the closing price(s) of Nathan’s common stock on the date(s) of exercise of each particular option(s) and then multiplying that result by the number of shares received upon exercise(s).
(2)	The amounts set forth in this column represent the value of shares that have vested during the fiscal year, calculated by multiplying the number of shares set forth in the column immediately to the left of this column by the closing price of our common stock on February 1, 2008, which was $16.45.

Nonqualified Deferred Compensation

Neither the Company nor any Named Officer made any contribution, distribution or withdrawal as relates to the deferral of compensation on a basis that is not tax-qualified.

Potential Payments Upon Termination or Change in Control

Severance Provisions of Employment Agreements

The employment agreements with Messrs. Gatoff, Lorber, Norbitz and Perlyn provide that on the termination of his agreement, the Named Officer is entitled to certain payments, as follow:

Eric Gatoff

•	Termination without cause: salary for the remainder of the contract term
•	Change-in-control: one-year option to terminate agreement, upon which entitled to lump sum cash payment equal to salary plus bonus (paid or payable for the most recently completed fiscal year)
•	Death or disability: salary and bonus for balance of contract term with bonus being equal to the minimum bonus of 50% of his base compensation in the event of such a termination during the initial two-year term and the amount of bonus paid or payable for the preceding fiscal year in the event of such termination during any renewal term

Howard M. Lorber

•	Termination without cause: salary and bonus for the remainder of the contract term
•	Change-in-control: one-year option to terminate employment agreement, upon which entitled to lump sum cash payment equal to the greater of (A) his salary and annual bonuses for the remainder of the employment term (including a prorated bonus for any partial fiscal year), which bonus shall be equal to the average of the annual bonuses awarded to him during the three fiscal years preceding the fiscal year of termination; or (B) 2.99 times his salary and annual bonus for the fiscal year immediately preceding the fiscal year of termination, as well as a lump sum cash payment equal to the difference between the exercise price of any exercisable options having an exercise price of less than the then current market price of our common stock and such then current market price; a tax gross-up payment to cover any excise tax due
•	Death or disability: salary and annual bonuses for a three-year period, which bonus shall be equal to the average of the annual bonuses awarded to him during the three fiscal years preceding the fiscal year of termination
•	Due to expiration of the agreement or, if earlier, upon termination (i) by mutual agreement, (ii) by Retirement (as defined in the agreement), or (iii) due to a Change in Control, he becomes a consultant to the Company for a three-year term, during which he will receive compensation of $200,000 per year

Wayne Norbitz

•	Termination without cause: annual salary and benefits for a six-month period following delivery of the termination notice plus a severance benefit of one year’s annual compensation
•	Change-in-control: right, exercisable for a six-month period, to terminate the agreement and receive an amount equal to three times his base compensation during the most recent fiscal year, less $100

Donald L. Perlyn

•	Termination without cause: payment of an amount equal to three times his base salary as in effect at the time of his termination
•	Change-in-control: the right, exercisable for a thirty-day period, to terminate the agreement and receive an amount equal to three times his base salary, together with a pro-rata portion of his bonus, for the most recent fiscal year
•	Notice of non-extension of employment agreement: payment of an amount equal to his base salary as then in effect

Estimation of Benefits

Set forth below is an estimation of the benefits payable to each of the Named Officers assuming that such officer’s employment were terminated within six months of a Change in Control of the Company and that the event triggering such payment occurred on March 30, 2008.

Name	Estimated Total Value of Cash Payments(1)
Eric Gatoff	$676,427
Ronald G. DeVos	$559,587
Howard M. Lorber	$14,418,693	(2)
Wayne Norbitz	$3,015,439
Donald L. Perlyn	$2,625,486

(1)	Amounts include all cash pursuant to the employment contracts and the value of all outstanding stock, stock options and non-vested restricted stock valued based on the closing price of our common stock on March 30, 2008, which was $13.57. Amounts do not include any payments that might be made in respect of any shares of common stock issued upon exercise of any Common Stock Purchase Rights.
(2)	Amount does not include any payment in respect of the 75,000 shares held in the Howard M. Lorber Irrevocable Trust, as to which Mr. Lorber disclaims beneficial ownership.

Non-Employee Director Compensation

Directors who are not our employees receive an annual fee of $12,500 and a fee of $750 for each Board of Directors or committee meeting attended. In addition, members of committees of the Board of Directors also receive an annual fee of $1,000 for each committee on which they serve.

2008 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Robert J. Eide	$27,125	$28,591	—	—	—	$55,716
Brian S. Genson	$26,375	$28,591	—	—	—	$54,966
Barry Leistner	$23,125	$28,591	—	—	—	$51,716
A.F. Petrocelli	$17,625	$28,591	—	—	—	$46,216
Charles Raich	$18,375	$28,591	—	—	—	$46,966

(1)	On September 17, 2007, each non-employee director was granted an option to acquire 10,000 shares of our common stock under the 2001 Stock Option Plan. The grant date fair value of each such award, as computed in accordance with FAS 123R, was $58,270, $10,085 of which was recognized for financial statement reporting purposes during fiscal 2008.
(2)	The amounts set forth in this column reflect the dollar amounts recognized for financial statement reporting purposes for each of the directors during fiscal year 2008, in accordance with FAS 123(R), and include amounts from awards granted in prior years. The amounts shown exclude the impact of estimated forfeitures related to service based vesting conditions. Assumptions used in the calculation of these amounts are included in Notes B and K to the Company’s audited financial statements for the fiscal year ended March 30, 2008 included in the Company’s Annual Report on Form 10-K filed with the SEC on June 12, 2008.

(3)	The table below shows the aggregate number of outstanding stock options, both vested and unvested, for each of the non-employee directors as of March 30, 2008.

Name	Outstanding Stock Options
Robert J. Eide	25,000
Brian S. Genson	52,500
Barry Leistner	25,000
A.F. Petrocelli	55,000
Charles Raich	25,000

Equity Compensation Plan Information

The following table sets forth information regarding our equity compensation plans as of March 30, 2008:

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options and Warrants (a)	Weighted-average Exercise Price of Outstanding Options and Warrants (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column a) (c)
Equity compensation plans approved by security holders	802,308	$7.940	171,000
Equity compensation plans not approved by security holders(1)	350,000	$3.3438	0
Total	1,152,308	$6.5439	171,000

(1)	Securities issued under equity plans not approved by security holders consist of options granted under the 1998 Stock Option Plan (the “1998 Plan”), which was adopted by our Board of Directors in April 1998. Under the 1998 Plan any of our directors, officers, employees or consultants, or those of a subsidiary or an affiliate, could have received options to purchase an aggregate 500,000 shares of common stock. The Compensation Committee administered the 1998 Plan. Subject to the terms of the 1998 Plan, the Compensation Committee determined and designated those directors, officers, employees and consultants who are to be granted stock options under the 1998 Plan and the number of shares to be subject to options and the term of the options to be granted, which term could not exceed ten years. Only non-qualified stock options could be granted under the terms of the 1998 Plan. The exercise price for the options granted under the 1998 Plan could not be less than the fair market value on the date of grant. The 1998 Plan expired in April 2008 with respect to the issuance of new grants.

FINANCIAL STATEMENTS

A copy of our Annual Report of Stockholders for the fiscal year ended March 30, 2008, has been provided to all stockholders as of the record date. Stockholders are referred to the report for financial and other information about us, but such report is not incorporated in this proxy statement and is not a part of the proxy soliciting material.

MISCELLANEOUS INFORMATION

Cost of Solicitation

The cost of soliciting proxies in the accompanying form, which we estimate to be $25,000, will be paid by us. In addition to solicitations by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to their principals, and we may reimburse them for their expenses in so doing. To the extent necessary in order to assure sufficient representation, our officers and regular employees may request the return of proxies personally, by telephone or telegram. The extent to which this will be necessary depends entirely upon how promptly proxies are received, and stockholders are urged to send in their proxies without delay.

Deadline for Submission of Stockholder Proposals for the 2009 Annual Meeting

Proposals of stockholders intended to be presented at the 2009 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8 must be received at our principal office not later than March 25, 2009, to be included in the proxy statement for that meeting.

In addition, our by-laws require that we be given advance notice of stockholder nominations for election to the Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders. The required notice must be delivered to the Secretary of the Company at our principal offices not later than 60 days and not earlier than 90 days prior to the first anniversary date for the previous year’s annual meeting of stockholders unless the date of the annual meeting is more than 30 days before or 60 days after the anniversary date. In such event, a stockholder’s notice will be timely if it is delivered no earlier than 90 days prior to the meeting and not later than the close of business on the later of (i) the 60th day prior to the meeting or (ii) the 10th day following the day on which Nathan’s publicly announces the date of the meeting. These requirements are separate from and in addition to the SEC requirements that a stockholder must meet in order to have a stockholder proposal included in our proxy statement.

Pursuant to our by-laws, if notice of any stockholder proposal is received before June 11, 2009, or after July 11, 2009, then the notice will be considered untimely and we are not required to present such proposal at the 2009 Annual Meeting. Additionally, if the Board of Directors chooses to present a proposal submitted after June 8, 2009, at the 2009 Annual Meeting, then the persons named in proxies solicited by the Board of Directors for the 2009 Annual Meeting may exercise discretionary voting power with respect to such proposal.

We will provide without charge to any stockholder, as of the record date, copies of our Annual Report on Form 10-K, upon written request delivered to Ronald G. DeVos, Secretary, at the Company’s offices at 1400 Old Country Road, Suite 400, Westbury, New York 11590.

By Order of the Board of Directors,

Ronald G. DeVos
Secretary

Dated:	July 23, 2008 Westbury, New York

0

NATHAN'S FAMOUS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Howard M. Lorber and Eric Gatoff, or either of them, attorneys and Proxies with full power of substitution in each of them, in the name and stead of the undersigned to vote as Proxy all the stock of the undersigned in NATHAN'S FAMOUS, INC., a Delaware corporation, at the Annual Meeting of Stockholders scheduled to be held September 9, 2008 and any adjournments thereof.

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

NATHAN'S FAMOUS, INC.

September 9, 2008

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20900000000000000000 9 090908

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of the following nominees, as set forth in the proxy statement:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Robert J. Eide
- ○ Eric Gatoff
- ○ Brian S. Genson
- ○ Barry Leistner
- ○ Howard M. Lorber
- ○ Wayne Norbitz
- ○ Donald L. Perlyn
- ○ A.F. Petrocelli
- ○ Charles Raich

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

2. Upon such other business as may properly come before the meeting.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY PROXIES, AND EACH OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE PROPOSALS SET FORTH HEREIN.

PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.